AV EXECUTIVE SUITES SERVICE AGREEMENT

Agreement Date: September 13, 2007

Service Agreement Type: **X Office** ☐ Cubes ☐ Virtual

Anthem Village Executive Suites
2580 Anthem Village Drive
Henderson, NV 89052

Bank Details

Name:	Bank of America
Account #:	004964813591
Phone #:	702-654-5771

Client Details (not an Anthem Village address) **Corporate Account** ☐ **Personal Account** ☐

Company Name:	Royal Mines, Inc.	Federal ID #:	20-3392756
Address:	2215 Lucerne Circle	Contact Name:	K. Ian Matheson
City/State:	Henderson, NV	Title:	Director
Zip Code:	89014	Telephone:	702-501-4981
Email Address:	jmitchell@lvcolliers.com	Fax:	702-451-4939
Emergency Contact:	Stephanie Mitchell	Emergency Phone:	702-563-5619

►Please attach a separate sheet with the name(s), residential address(s), and residential phone numbers of each Owner or Corporate Officer.

Invoicing Details (if different)

Company Name:		Contact Name:	Jason Mitchell	
Address:	Put in mailbox 112	Title:	CFO	
City/State:		Telephone:	702	429 - 7451
Zip code:		Fax:	866	381 - 2090

Standard Fee (excluding tax)

Office Number	Market Office Price per Month	Current Monthly Price	Number of Offices - Workstations	Total per Month	Comments
B4	$900	$600.00	1	$630.00	Exterior furnished
		Total per Month		$630.00	

Monthly Office Payment	$630.00	
Deposit		
Set Up Fee		
Total Initial Payment		

Initial Payment: ___ Check if Renewal

Total Monthly Payment (excl. of services)	$630.00	Office only

Monthly Payment:

Start date (MM/DD/YY)	11/01/07	End date (MM/DD/YY)	April 30, 2008	Length of Agreement

Comments

One key card per employee working on premises; one key card & one-furniture provided per exterior office; two key cards & two-furniture provided per interior office; additional keys $10 each.

We are **Anthem Village Executive Suites** at 2580 Anthem Village Drive, Henderson, NV 89052
This Agreement incorporates our terms of business set out on attached **Terms of Business** which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. Note that the Agreement does not come to an end automatically. See the "When your Agreement Ends" section of the **Terms of Business**.

Print Name JASON S. MITCHELL

Print Title CFO

Date (MM/DD/YY) 9/13/07

Client Signature

X [signature]

Print Name Jason Griffith

Print Title Member

Date (MM/DD/YY) 9-17-07

Anthem Village Executive Suites Signature

X [signature]

Print Name ______

Print Title ______

Date (MM/DD/YY) ______

Client Signature

X ______

Terms of Business

USING ANTHEM VILLAGE EXECUTIVE SUITES, LLC BUSINESS CENTER

1. We Are Anthem Village Executive Suites, LLC known hereafter as "AVES". All reference of person/entity for "You", "Your", and "client" are to the party coming into agreement for services with AVES. All references of "Premises" include the whole building and surrounding land leased to AVES including, but not limited to, the parking lot, sidewalks, structures, and landscaping. These are our terms of business. They apply to the **Service Agreement** which You the client have signed (which we refer to simply as Your Agreement).

Your Agreement supersedes any previous Agreement You may have with us for the same services and contains all the terms to which we have agreed.

STANDARD SERVICES INCLUDED IN YOUR STANDARD FEE

2. Furnished, Unfurnished Office Accommodation

We are to provide the number of serviced and fully furnished or unfurnished accommodations for which You have agreed to pay in the business center stated in Your Agreement (also referred to in this Agreement as the "Furnished Office Accommodation" or the "Accommodation(s)"). Your Agreement lists the accommodations we have initially allocated for Your use. Occasionally, we may need to allocate different accommodations, but these will be of equivalent size and we will attempt to obtain Your approval with respect to such different accommodations in advance.

3. Office Services

We are to provide the services described on the front of this Agreement, the AVES workstation or accommodation offer and any other mutually agreed upon services such as internet and phone answering services during normal operating hours Monday to Friday. (Internet is available 24/7) All services are subject to the availability of our center team and resources at the time of any service request. We will endeavor to deal with a service request at the earliest opportunity, but will not be held responsible for any delay. If in our opinion, we decide that a request for any particular Business Service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete the service. Not utilizing all of the amenities provided for in Your Service Agreement with AVES, for whatever reason, will not constitute a reduction in the costs of Your Service Agreement.

4. AVES Internet Access

You must comply with any copyright notices, license terms or other notices appearing on screen or as part of any material on the Internet or our network. You must not copy, use or exploit such software or other material in any way, unless we have explicitly given You permission to do so. You must strictly comply with the terms of any permission that we give.

We do not make any representations as to the security of our network (or the Internet) or of any information that You place on it. You should adopt whatever security measures (such as encryption) You believe are appropriate to Your circumstances.

We cannot guarantee that a particular degree of availability will be attained in connection with Your use of the services.

You hereby warrant to us that our provision of these services to You will not infringe the rights of any third party.

We warrant that the services shall be provided and performed in a professional and workmanlike manner. If we fail to provide the services as warranted, Your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise, appertaining to the services and manner in which we perform our obligations and exercise our rights including, but without prejudice to the generality of the foregoing, such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

USING THE ACCOMMODATION

5. On Moving In

You will be asked to sign an inventory of all accommodation(s), furniture and equipment You are permitted to use, together with a note of its condition, and details of the keys or entry cards issued to You. You are allowed only one person per workstation and per accommodation, with the exception of the larger accommodations. The allowable number of persons per larger accommodations will be at the discretion of AVES.

6. The Nature Of Your Business
You must only use the accommodation or workspace for office purposes. Office use of a "retail" nature, involving frequent visits by members of the public, is not permitted. You must not carry on a business which competes with our business of providing serviced office accommodations. You must not use the name AVES, Anthem Village Executive Suites or Anthem Investments in any way in connection with Your business.

7. Your Name And Address
You may only carry on that business in Your name or some other name that we previously agree. You must not put up any signs on the doors to Your accommodation or anywhere else which is visible from outside the Accommodation You are using. You may use the business center address as Your business address. If You use the center address as Your registered business address, You must have a third-party registered as Your agent for service of process.

8. Taking Care Of Our Property
You must take good care of all parts of the business center, its equipment, fittings and furnishings which You use. You must not alter any part of it. You are liable for any damage caused by You or those in the business center with Your permission or at Your invitation.

9. Office Furniture And Equipment
You must not install any furniture or office equipment, cabling, IT or telecom connections without our prior written consent, which we may refuse at our absolute discretion.

10. Keys And Security
You must not make any copies of keys or entry cards or allow anyone else to use them without our consent. Any loss must be reported to us immediately and You must pay a replacement cost of $10 per key or card. Additionally, You may be required to pay a charge for the changing of locks. If You are using the business center outside normal working hours it is Your responsibility to lock the doors to Your accommodation when You leave.

Furthermore, the Premises will be monitored by surveillance cameras in various locations for the purpose of protection and criminal deterrence. You hereby acknowledge the presence of the camera(s) and consent to the surveillance program. All camera footage is the sole possession of AVES. Any dissemination of video footage will be at the sole discretion of AVES.

11. Comply With The Law
You must comply with all relevant laws and regulations in the conduct of Your business. You must do nothing illegal. You must not do anything that may interfere with the use of the business center by us or by others, cause any nuisance or annoyance, increase the insurance premiums we have to pay or cause loss or damage to us or to the owner(s) of any interest in the building which contains the business center. You acknowledge that (a) the terms of the foregoing sentence are a **material inducement** to us for the execution of Your Agreement and (b) any violation by You of the foregoing sentence shall constitute a material default by You hereunder, entitling us to terminate Your Agreement.

12. Comply With House Rules and Regulations
You must comply with the terms of the **"Rules and Regulations"** document and any and all other rules which we impose generally on users of the business center whether for reasons of health and safety, fire precautions or otherwise.

13. Insurance Requirements

a) You are required at Your own expense to obtain and keep in force during Your **Service Agreement** a policy of comprehensive public liability insurance insuring **Yourself, Anthem Village Executive Suites, LLC, Anthem Village Investments,** LLC **& Anthem Highland Investments, LLC** against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant to the Premises. The insurance is to be in an amount not less than $1,000,000.00 combined single limit insurance for injury to or death of one or more persons and property damage in any one occurrence and in the amount of not less than $2,000,000.00 for injury, death, or property damage in the aggregate for any one policy year. The limit of any such insurance shall not, however, limit the liability of You hereunder, You may provide this insurance under a blanket policy, provided that said insurance shall have for You a protective liability endorsement attached thereto. Your failure to procure and maintain said insurance shall be considered a default under the **Service Agreement** and AVES shall have all remedies granted herein to cure such default. Insurance required hereunder shall be placed with companies approved by AVES, which approval shall not be unreasonably withheld. You shall be responsible to select an insurance company with and A.M. Best rating of at least A-VIII. If Your insurance company's rating falls below A-VIII at any time during the **Service Agreement,** You shall be responsible to find a new insurance

company with an adequate rating. You shall deliver to AVES, upon request, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to AVES. No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to AVES. All such policies are considered to be primary insurance to any coverage which AVES might carry.

b) In the event that You allow Your insurance coverage to lapse for any reason and fail, within (3) days of verbal or written notice from AVES, to reinstate its insurance and provide AVES with the required proof of coverage, AVES shall be entitled to charge You a fee in the amount of FIFTY AND 00/100 DOLLARS ($50.00) PER DAY until You have reinstated Your insurance and provided AVES with the required proof of coverage. This fee shall be construed only as a penalty for Your violation of this Paragraph and payment of the penalty shall not provide You with any insurance coverage.

c) You are aware that neither AVES's insurance nor the insurance required under this Paragraph provide coverage for Your property or loss of income. It is recommended that You purchase insurance covering all direct physical loss of Your property and loss of income caused by any and all perils. Regardless of whether or not You purchase such insurance, You shall hold AVES, its owner(s), and De Joya Griffith & Company., LLC., harmless from any and all claims arising from the loss of Your property or income.

Waiver of Subrogation

You waive any and all rights of subrogation against AVES, its owner(s), De Joya Griffith & Company., LLC, encumbrancers of the Premises (or any part thereof), and other assigns. Each policy of insurance, property and/or public liability provided by You shall contain an express waiver of any and all rights of subrogation by You, Your insurer and all others against AVES, its owner(s), De Joya Griffith & Company., LLC, its Mortgagee, other encumbrancers of the Premises (or any part thereof), and other assigns AVES or its owner(s) may specify. Waivers of subrogation shall be evidenced by endorsements to the applicable policies of insurance and shall be supplied to AVES or its owner(s) upon request.

PROVIDING THE SERVICES

14. Access To Your Accommodation

We can enter Your accommodation at any time. However, unless there is an emergency we will as a matter of courtesy try to inform You in advance when we need access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. We will also respect security procedures to protect the confidentiality of Your business.

15. At The Start Of Your Agreement

If for any reason we cannot provide the Accommodation(s) stated in Your Agreement by the date when Your Agreement is due to start we have no liability to You for any loss or damages but You may cancel the Agreement without penalty. We will not charge You the standard fee for accommodations You cannot use until they become available.

16. Suspension Of Services

We may by notice suspend the provision of services (including access to the business center) for reasons of political unrest, strikes, extreme weather conditions, or other events beyond our reasonable control, in which event payment of the standard fee will also be suspended for the same period.

17. Our Liability

AVES, the owner(s), and De Joya Griffith & Company., LLC are not liable for any loss as a result of our failure to provide a service as a result of:

- mechanical breakdown, strike, delay
- failure of AVES, the owner(s), or De Joya Griffith & Company., LLC members or employees
- termination of our interest in the building containing the business center or otherwise

unless we do so deliberately or are grossly negligent. AVES, the owner(s), and De Joya Griffith & Company., LLC are also not liable for any failure until You have informed us about it in writing and given us a reasonable time to cure.

You agree (a) that AVES, the owner(s), and De Joya Griffith & Company., LLC will not have any liability for any loss, damage or claim which arises as a result of, or in connection with, Your Agreement and/or Your use of the services except to the extent that such loss, damage, expense or claim is directly attributable to our deliberate act or our gross negligence (our liability); and (b) that our liability will be subject to the limits set out in the next paragraph.

AVES, the owner(s), and De Joya Griffith & Company., LLC will not, under any circumstances, have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss. We strongly advise You to insure against all such potential loss, damage expense or liability. In addition, Client releases

AVES, the owner(s), and De Joya Griffith & Company., LLC from any liability arising out of or incurred in connection with any Client Mail and/or Packages received.

AVES, the owner(s), and De Joya Griffith & Company., LLC will not, under any circumstances, have any liability for any loss resulting to Your visitors or invites including, but not limited to, damage to person or possession occurring on the Premises (except to the extent caused by our gross negligence or willful misconduct).

YOUR AGREEMENT

18. The Nature Of Your Agreement

Your Agreement is for the various Business Services provided by AVES. The whole of the business center remains our property and in our possession and control, with the exception of items of personal property brought on the premise by You. You acknowledge that Your Agreement creates no tenancy interest, leasehold estate or other real property interest in Your favor with respect to the accommodation. We are giving You just the right to share with us the use of the business center so that we can provide the services to You. The Agreement is personal to You and cannot be transferred to anyone else. We may transfer the benefit of Your Agreement and our obligations under it at any time.

19. Duration

Your Agreement lasts for the period stated in it and will then automatically be extended for successive periods equal to one month, not to continue more than 3 months without either a new agreement or Your leaving the premises. All periods shall run to the last day of the month in which they would otherwise expire. On the last day, You have until 4:00pm Pacific to remove all personal property from the premises.

20. Bringing Your Agreement To An End

Either of us can terminate Your Agreement at the end date stated in it, or at the end of any extension, by giving at least one month written notice to the other. However, if Your Agreement, extension is for three months or less and one of us wishes to terminate it, the notice period is two months or if shorter one week less than the period stated in Your Agreement, extension.

21. Ending Your Agreement Immediately

We may put an end to Your Agreement with or without cause by giving you 30 days notice to vacate the property.

We may put an end to Your Agreement immediately by giving You notice if: You become insolvent, go into liquidation or become unable to pay Your debts as they fall due, You are in breach of one of Your obligations which cannot be put right or which we have given You notice to put right and which You have failed to put right within fourteen days of that notice, or Your conduct, or that of someone at the business center with Your permission or at Your invitation, is incompatible with ordinary office use.

If we put an end to the Agreement for any of these reasons it does not put an end to any then outstanding obligations You may have and You must:

- pay for additional services You have used
- pay the standard fee for the remainder of the period for which Your Agreement would have lasted had we not ended it, or (if longer) for a further period of three months, and
- indemnify us against all costs and losses we incur as a result of the termination.

22. If The Business Center Is Not Available

In the unlikely event that we are no longer able to provide the services and accommodation at the business center stated in Your Agreement then Your Agreement will end and You will only have to pay standard fees up to the date it ends and for the additional services You have used.

23. When Your Agreement Ends

Upon Your departure or if You, at Your option, choose to relocate to a different accommodation within the business center a flat fee ($100.00 per workstation/cube/accommodation) will be assessed to cover the routine cost of repainting and redecorating the accommodation to return it to its original condition in addition to general maintenance to the common areas of the business center in which You have had access. We reserve the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If You leave any of Your own property in the business center we may dispose of it in any way we choose without owing You any responsibility for it or any proceeds of sale.

If You continue to use the accommodation when Your Agreement has ended:

- You are responsible for any loss, claim or liability we incur as a result of Your failure to vacate on time.
- we may, at our discretion, permit You an extension subject to a surcharge on the standard fee.

24. Employees/Leased Staff
While Your Agreement is in force and for a period of six months after it ends, You must not solicit or offer employment to any of our current employees nor staff that is leased to AVES or anyone who has left our employment or been leased to AVES in the last 3 months, including the staff of De Joya Griffith & Company, LLC. If You do, we estimate our loss at the equivalent of one year's salary for each of the employees concerned and You must pay us damages equal to that amount.

25. Notices
All formal notices must be in writing. Client is responsible to keep current address of record on file with the center.

26. Confidentiality
The terms of Your Agreement are confidential. Neither of us may disclose them without the other's consent unless required to do so by law or an official authority. This obligation continues after Your Agreement ends.

27. Indemnities
You must indemnify us in respect of all liability, claims, damages, loss and expenses which may arise (except to the extent caused by our gross negligence or willful misconduct):

- If someone dies or is injured while in the accommodation You are using.
- From a third party in respect of Your use of the business center and the services.
- If You do not comply with the terms of Your Agreement.

You must also pay any cost, including reasonable legal fees, which we incur in enforcing Your Agreement.

28. Applicable Law
Your Agreement is interpreted and enforced in accordance with the laws of the state of Nevada. We both accept the exclusive jurisdiction of the Federal, State, and municipal courts of the United States of America, the State of Nevada and the city of Henderson, Nevada.

FEES
In the following clauses any references to "fees" alone means all of the standard service fees, pay-as-You-use fees, the Business Services price, and the Connectivity Service price.

29. Office Set Up
A $75 per workstation fee will be charged to all clients upon office move in.

30. Standard Services
The standard fee, the Business Services price (if applicable), the Connectivity Service price (if applicable) and the Telephone Services price (if applicable) plus appropriate taxes and all other fees and charges referred to in our service Agreement, in accordance with our published rates which may change from time to time, are invoiced in respect of the services to be provided during the following month in advance in full on the 1st day (or such other day as we designate) of each month. You agree to pay promptly all (i) sales, use, excise and any other taxes, surcharges or license fees which You are required to pay to any governmental authority (and, at our request, will provide to use evidence of such payment), and (ii) any taxes paid by us attributable to Your accommodation, including, without limitation, any gross receipts, rent and occupancy taxes, surcharge fees or tangible personal property taxes.

32. Additional Services
Fees for additional services, plus applicable taxes, in accordance with our published rates which may change from time to time, are invoiced in arrears and payable on the 1st day (or such other day as we designate) of the month following the calendar month in which the additional services were provided.

33. Service Retainer
You will be required to pay a service retainer equivalent to 1 month standard office fee on entering into Your Agreement. This will be held by us as security for performance of all Your obligations under Your Agreement. The service retainer, or any balance after deducting outstanding fees, one month Virtual Office fee, and other costs due to us, will be returned to You within 30 days of the date You have settled Your account with us in full. We may require You to pay an increased retainer if outstanding fees exceed the service retainer held or if You frequently fail to pay us when due.

34. Late Payment
If You do not pay fees for workstations or cubicles when due, a service fee of $30.00 plus $15 for each 3 days that the balance remains due. We will accrue interest at 2% per month, or Nevada's highest statutory rate on all overdue balances of $1000.00 or greater. If You dispute a part of any invoice You must pay the amount not in dispute by the due date or be subject to late fees. The amount of interest and fees we charge will be the lesser of the amounts stated, or the State's

legally enforceable maximum, whichever is the lesser. In the case of U.S. Government Contracts, the amount of interest and fees we charge will be lesser of the amounts stated or those set by the Secretary of the Treasury and implemented by the Prompt Payment Act.

All other services expenses (besides fees for workstations or cubicles), will incur a 10% late fee if not paid within 5 days after the due date (see **Services Schedule**).

35. Insufficient Funds Fees
You will pay a fee of $25.00 or the maximum amount permitted by law for the return of any payment for insufficient funds.

36. Subordination
Your Agreement is subordinate to our lease with our landlord and to any other Agreements to which our lease with our landlord is subordinate.

37. Period Increase
We will increase Your current standard service fee on each new 6 month service agreement on the start date of Your new Agreement by an amount comparable to the costs of similar services and office space. This will only apply to Agreements that have an original start and end date constituting more than a 6 month term. Renewals do not fall under this category and will be renewed as per clause 19 above.

38. Parking
You are not allowed to leave Your vehicle overnight in the parking area of the premises. You agree that AVES, the owner(s), and De Joya Griffith & Company., LLC, are to be held harmless for damage occurring to vehicles parked on the premises.

Client Initials ______

Rules and Regulations

The following Rules and Regulations are attached to and made a part of the Service Agreement with **Anthem Village Executive Suites, 2580 Anthem Village Drive Henderson, NV 89052.** As a party to the Service agreement You hereby agree to abide and follow the following Rules and Regulations and to insure Your employees, agents, invitees, and visitors abide by the Rules and Regulations. Failure to do so shall constitute a material default by You, entitling AVES to terminate Your Agreement.

1. The sidewalks, entries, and driveways shall not be used for any purpose other than ingress and egress to and from the Premises and shall not be obstructed in any way. No objects shall be placed outside the Premises, in any common area or on the roof. AVES may remove any such obstruction or object including trash cans, ash urns, furniture, antennas, signs, trailers, etc., without notice or obligation to You and at Your sole cost and expense.

2. You shall not permit any foul or noxious gas or substance to be used or kept in, on or about the Premises, or permit the Premises to be occupied or used in a manner which is offensive or objectionable to AVES or to other occupants of the Building by reason of noise, odors or vibrations etc., nor shall You interfere in any way with other occupants of the Building by reason of noise, odors or vibrations etc., nor shall You interfere in any way with other occupants or those having business in the building.

3. AVES reserves the right to exclude or expel from the complex any person who, in the judgment of AVES or AVES's agent, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of these Rules and Regulations.

4. No drugs shall be brought onto or consumed on the Premises. Alcohol may only be consumed on the Premises with prior notification to and approval by AVES.

5. No outside storage is allowed and You shall keep the Premises free and clear of all refuse.

6. No person shall go on the roof, janitorial closets, computer and electrical rooms, or storage rooms. You shall limit your activities to Your workspace and the common areas as agreed to in Your Service Agreement.

7. You shall not add or alter window coverings or install window tint without AVES's prior written approval.

8. The use of forklifts or any other machinery or equipment having solid rubber tires is strictly prohibited.

9. Any items delivered to You at the Premises shall be moved into the Premises as soon as possible and shall not be left in the parking areas or receiving areas overnight.

10. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. You shall not use any other method of heating than that supplied by AVES.

11. Explosives, firearms, or other articles deemed hazardous shall not be brought onto the Premises.

12. The Building plumbing system, including water closets, urinals, waste lines, vents or flues shall not be used for any purpose other than those for which they were intended, and no rubbish, acids, vapors, newspapers or others such substances of any kind shall be thrown into them. You shall pay the cost of any stoppage, damages or breakage resulting form a violation of this rule.

13. The Premises shall not be used for residential, lodging or sleeping purposes.

14. Except as permitted by AVES, You shall not mark upon, paint signs upon, cut, drill into, drive nails or screw into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building. You will not affix anything to the walls of the Premises without the prior written consent of AVES.

    No advertisement or identifying signs or other notices shall be inscribed, painted or affixed on any part of the corridors, windows, doors or public areas.

15. You shall take reasonable measures to protect its property from loss, including, but not limited to damages by water.

16. Washing, detailing or working on vehicles is prohibited in, on or about the Premises, including the parking lots and common areas.

17. Soliciting, distributing flyers and peddling are expressly forbidden in, on or about the premises and persons doing so may be trespassing under Nevada law.

18. You may not leave a vehicle on the Premises overnight.

19. All of Your invitees and visitors shall be escorted by You while on the Premises.

20. You will conduct Yourself in a businesslike manner; proper attire will be worn at all times; the noise level will be kept at a level so as not to interfere with or annoy other occupants.

21. You will not prop open any corridor doors, entry/exit doors, patio doors or doors connecting corridors during or after business hours, including weekends.

22. If You require any special wiring (for business machines, telephone equipment, etc) such wiring shall be done by an electrician designated by AVES at Your cost. Such wiring must first be agreed to by AVES in writing. You may not contact any long distance carriers or install any other communication systems, T-1 access, DS-3 cables, etc. other than the services provided by AVES.

23. You may not bring animals onto the Premises except specially trained animals for assisted living purposes.

24. You shall not remove furniture, fixtures, or decorative material from offices without written consent of AVES.

25. No smoking is allowed inside the building. Smoking is only permitted outside in designated areas.

26. You shall co-operate and be courteous with all other occupants of the Premises and AVES's staff and personnel.

27. AVES reserves the right to modify these Rules and Regulations and to make such other Rules and Regulations as in its judgment may from time to time be needful and desirable for the safety, care, and cleanliness of the Premises and for the preservation of good order therein.

SERVICES SCHEDULE

AMENITIES	ADDITIONAL SERVICES
Private Office	Admin Services: ($35 per hour – 1 hour minimum) general typing, flyers and spreadsheets
Furnished Office	Reproduction facility $.15 per black/white page Color - .50 per page for up to 100 copies .35 per page for up to 500 copies .20 per page for all copies over 500
24/7 Access	Document scanning ($5.00 per page)
Furnished decorated reception room with qualified receptionists	Facsimile Transmission ($1.00 per page) incoming/outgoing
Personalized telephone answering (incoming calls only) during office hours	Facsimile Transmission – Unlimited S35 per month
24 hour voice mail (Lessee responsible for monitoring of messages)	Additional phone line/extension - $30 per line - per month
High-speed internet access	Long Distance - $45 per line - per month
Package receipt in Lessee's absence*	Postage – cost plus 20%
Conference Rooms – five (5) hours per month (no mo-mo carry over) Not included with Virtual Service. When available may reserve at the current hourly rates	2-Conference Rooms – Small room capacity of 6-8; ($10.00 per hour) Large room capacity 20+ ($40.00 per hour)
Messenger/UPS/FedEx – will receive incoming packages; Lessee must make arrangements for pick up and may leave prepaid outgoing items with receptionist	Voicemail forwarding - $10.00 mo
Utilities and Maintenance	Covered Parking - $55.00 per space per month (spaces limited)
Janitorial services	Virtual Office Access - $150 month per phone line with voicemail
Non Smoking Building	
Break room	****Expenses will incur a 10% late fee if not paid within 5 days after the due date.**

* Upon receipt of a package, you will be notified via package slip in your mailbox, e-mail or telephone. We will place the package in your mailbox, store the package or place the package in your office.

JASON S. MITCHELL
Print Name

[signature]
Initial

9/13/07
Date